UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/30/2005

CASS INFORMATION SYSTEMS INC
(Exact name of registrant as specified in its charter)

Commission File Number:  2-80070

MO	43-1265338
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

13001 Hollenberg Drive, Bridgeton, MO 63044
(Address of principal executive offices, including zip code)

314-506-5500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On December 30, 2005, Cass Information Systems, Inc. (the "Company") and its indirect wholly-owned subsidiary, Government e-Management Solutions, Inc. ("GEMS") entered into an Asset Purchase Agreement (the "Agreement") with N. Harris Computer Corporation ("Harris") pursuant to which GEMS sold its business and assets to Harris. The transaction is more fully described in Item 2.01. The Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets

On December 30, 2005, the Company sold the business and assets of GEMS to Harris for a purchase price of $7 million, subject to post-closing adjustments. GEMS provides proprietary financial, human resource and revenue management software to government entities nationwide. The transaction is more fully described in the Company's press release issued on December 30, 2005, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The required pro forma financial information relative to the sale of the business and assets of GEMS will be filed by an amendment to this Current Report within 71 days after the required time for the filing of this Current Report.

(d) Exhibits.

2.1 Asset Purchase Agreement, dated December 30, 2005 among N. Harris Computer Corporation, Government e-Management Solutions, Inc. and Cass Information Systems, Inc. (The schedules to the Agreement have been omitted. Copies of the schedules will be furnished supplementally to the Securities and Exchange Commission upon request.)

99.1. Press release of Cass Information Systems, Inc., dated December 30, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASS INFORMATION SYSTEMS INC

Date: January 04, 2006	By:	/s/ Eric H. Brunngraber
Eric H. Brunngraber
Vice President-Secretary (Chief Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description
EX-2.1
Asset Purchase Agreement, dated December 30, 2005 among N. Harris Computer Corporation, Government e-Management Solutions, Inc. and Cass Information Systems, Inc. (The schedules to the Agreement have been omitted.)

EX-99.1	Press release of Cass Information Systems, Inc., dated December 30, 2005.